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                                                                     EXHIBIT 3.6


                           UNANIMOUS WRITTEN CONSENT
                         OF THE BOARD OF DIRECTORS OF
                            MANNATECH, INCORPORATED


     The undersigned, being all of the members of the Board of Directors (the

"Board') of Mannatech, Incorporated, a Texas corporation (the "Corporation"), do hereby waive notice and consent that when they shall have signed this consent,

or identical counterparts hereof, the following resolutions shall then be deemed to be adopted, to the same extent and with the same force and effect as if adopted by a unanimous vote at a formal meeting of the Board duly called and held for the purpose of acting upon the proposal to adopt such resolutions, all in accordance with Article 9.10(B) of the Texas Business Corporation Act:

Amendment to Bylaws

     WHEREAS, Article 111, Section 7, paragraph 2 of the Corporation's Second Amended and Restated Bylaws provides, in part, that "during the period between any two successive annual meetings of shareholders, the Board of Directors may not fill more than two such directorships;

     WHEREAS, the Board deems it to be in the best interests of the Corporation to amend and restate Article 111, Section 7, paragraph 2 of the bylaws;

     RESOLVED that Article 111, Section 7, paragraph 2 of the Bylaws is hereby amended to read as follows:

        "Any directorship to be filled by reason of an increase in the number of directors may be filled (a) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; PROVIDED, HOWEVER, that during the period between any two successive annual meetings of shareholders, the Board of Directors may not fill more than three such directorships; or (b) by election at an annual or special meeting of shareholders entitled to vote in the election of such directors called for that purpose."

Board of Directors

     WHEREAS, Article III, Section 1 of the Corporation's Second Amended and Restated Bylaws provides that the Board may determine the number of directors that constitute the Board;

     WHEREAS, the Board desires to increase the size of the Board from eight directors to nine directors;
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     WHEREAS, Article 111, Section 7 of the Corporation's Second Amended and
Restated Bylaws provides that, subject to certain conditions, any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; and

     WHEREAS, the Board desires to elect Roger Beutner to serve as a director.

     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby increases the size of the Board to nine directors; and

     RESOLVED FURTHER, that Roger Beutner is hereby elected to serve on the Board for a term continuing until the next election of one or more directors by the shareholders.

 Promotion to Senior Vice President

     WHEREAS, the Company deems it in the best interest of the Company that Brad Wayment be promoted to Senior Vice President effective as of November 8, 2000. This determination is based upon Mr. Wayment's good performance, additional duties and responsibilities, and the innovative programs he has created.

     RESOLVED FURTHER that Brad Wayment is hereby promoted to Senior Vice President, effective as of November 8, 2000.

 General

     RESOLVED, that the proper officers of the Corporation hereby are severally authorized and empowered to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and accord any and all instruments, agreements, and documents, and to take, or cause to be taken, any and all actions, in the name and on behalf of the Corporation or otherwise, as any such officer shall, in such officer's sole discretion, deem necessary or desirable and in the best interest of the Corporation in order to effect the foregoing resolutions, and in order to carry out the purposes of the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or desirable and in the best interest of the Corporation in order to effect such purposes; and

     RESOLVED FURTHER, that each and every action taken by any officer of the Corporation prior to the date of the adoption of the foregoing resolutions which would have been authorized by the foregoing resolutions but for the fact that such actions were taken prior to such date, be, and each is hereby, ratified, approved, confirmed and adopted in all respects.


                           [Signature Page Follows]
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IN WITNESS WHEREOF, the undersigned do hereby execute this unanimous consent to be effective as of this day of November 17, 2000.

                                    /s/ CHARLES E. FIORETTI
                                    ---------------------------------
                                    Charles E. Fioretti, Chairman

                                    /s/ SAMUEL L. CASTER
                                    ---------------------------------
                                    Samuel L. Caster, Director

                                    /s/ ROBERT M. HENRY
                                    ---------------------------------
                                    Robert M. Henry, Director

                                    /s/ ANTHONY E. CANALE
                                    ---------------------------------
                                    Anthony E. Canale, Director

                                    /s/ TERRY L. PERSINGER
                                    ---------------------------------
                                    Terry L. Persinger, Director

                                    /s/ STEVEN A. BARKER
                                    ---------------------------------
                                    Steven A. Barker, Director

                                    /s/ JAMES M. DOYLE JR.
                                    ---------------------------------
                                    James M. Doyle Jr., Director

                                    /s/ JULES T. ZIMMERMAN
                                    ---------------------------------
                                    Jules T. Zimmerman, Director